                                                                    EXHIBIT 10.3

                              SECURITY AGREEMENT

     This SECURITY AGREEMENT (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, this "Agreement"), dated as of
                                                       ---------
October 29, 1999 is made by the signatories hereto and each Person becoming a party hereto identified as a "Debtor" (each, a "Debtor" and collectively,
                                                ------
"Debtors"), in favor of Bank of America, N.A. in its capacity as administrative
 -------
agent (in such capacity, "Administrative Agent") or Lenders, Issuing Lender,
                          --------------------
Indemnitees and itself (collectively, the "Secured Parties") under the Credit
                                           ---------------
Agreement referred to below.

                                   RECITALS

     A. Pursuant to that certain Credit Agreement dated as of October 29, 1999 among California Pizza Kitchen, Inc., a California corporation ("Borrower"),
                                                                 --------
Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and Issuing Lender and Bankers Trust Company, as Documentation Agent (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Credit Agreement;" the
                                                      ----------------
terms defined therein being used herein as therein defined), Lenders and the Issuing Lender are making certain credit facilities available to Borrower.

     B. Concurrently herewith, certain Debtors are executing and delivering to Administrative Agent a Master Subsidiary Guaranty dated as of even date herewith (as amended from time to time, the "Master Subsidiary Guaranty") guarantying the
                                    --------------------------
Obligations.

     C. It is a requirement of the Credit Agreement that Debtors enter into this Agreement, and that if any Person becomes a Domestic Subsidiary of Borrower after the date hereof, such Person shall enter into a joinder and become a party hereto.

     D. Each Debtor expects to realize direct and indirect benefits as a result of the availability of the aforementioned credit facilities.

     NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Grant of Security Interest. Each Debtor hereby pledges, assigns and grants to Administrative Agent, for the benefit of the Secured Parties, a security interest in the property described in Paragraph 2 below (collectively and severally, the "Collateral") to secure payment and performance of the
                    ----------
Obligations.

     2. Collateral. The Collateral shall consist of all right, title and interest of each Debtor in and to the following, but only to the extent that, except in the case of Trademark Collateral, a security interest therein can be perfected by a filing of a financing statement with a secretary of state or county:

     (a) All now existing and hereafter arising receivables, accounts, contracts, contract rights, chattel paper, documents, instruments, investment property, and general intangibles of

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each Debtor, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and all rights of each Debtor now and hereafter arising in and to all security agreements, guaranties, leases and other writings securing or otherwise relating to any such receivables, accounts, contracts, contract rights, chattel paper, documents, instruments and general intangibles, except, in every case, such receivables, accounts, contracts,
             ------
contract rights, chattel paper, documents, instruments, investment property, and general intangibles with respect to which a breach or default would occur upon the granting of a security interest hereunder and except, in every case, any
                                                  ------
nontransferable liquor licenses;

     (b) All inventory of each Debtor, now owned and hereafter acquired, wherever located, including, without limitation, all merchandise, goods and other personal property which are held for sale or lease, all raw materials, work in process, materials used or consumed in each Debtor's business and finished goods, all goods in which each Debtor has an interest in mass or a joint or other interest or gifts of any kind (including goods in which each Debtor has an interest or right as consignee), and all goods which are returned to or repossessed by each Debtor, together with all additions and accessions thereto and replacements therefor and products thereof and documents therefor;

     (c) All equipment of each Debtor, now owned and hereafter acquired, wherever located, and all parts thereof and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor, including, without limitation, all machinery, tools, dies, blueprints, catalogues, computer hardware and software, furniture, furnishings and fixtures;

     (d) All now existing and hereafter acquired Computer Hardware and Software Collateral, Trademark Collateral and Trade Secrets Collateral (as those terms are defined in Paragraph 20 below) (collectively, the "Intellectual Property
                                                       ---------------------
Collateral");
----------

     (e) All now existing and hereafter acquired books, records, writings, data bases, information and other property relating to, used or useful in connection with, embodying, incorporating or referring to, any of the foregoing Collateral;

     (f) All other property of each Debtor now or hereafter in the possession, custody or control of Administrative Agent, and all property of each Debtor in which Administrative Agent now has or hereafter acquires a security interest for the benefit of the Secured Parties;

     (g) Rights under insurance policies, letter of credit rights, and supporting obligations, including without limitation guaranties;

     (h) All now existing and hereafter acquired cash and cash equivalents held by each Debtor not otherwise included in the foregoing Collateral; and

     (i) All products and proceeds of the foregoing Collateral. Collateral shall not include leasehold interests or any other interests in real property. For purposes of this Agreement, the term "proceeds" includes whatever is receivable or received when Collateral or proceeds thereof is sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, all rights to payment, including return premiums, with respect to any insurance relating thereto.

     3. Obligations. The Obligations secured by this Agreement shall consist of all Obligations of each Debtor under the Loan Documents to which it is a party whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred.

     4. Representations and Warranties. In addition to all representations and warranties of each Debtor set forth in the Guaranty and any other Loan Document to which such Debtor may be a party, which are incorporated herein by this reference, each Debtor hereby represents and warrants for itself that:

     (a) Except for the Lien in favor of Administrative Agent for the benefit of the Secured Parties granted hereunder, Liens on new property permitted by
Section 7.02(c) of the Credit Agreement and Ordinary Course Liens, no Person has (or, in the case of after-acquired Collateral, at the time Debtor acquires rights therein, will have) any right, title, claim or interest (by way of security interest or other Lien or charge) in, against or to the Collateral.

     (b) All information heretofore, herein or hereafter supplied to Administrative Agent or any Secured Party by or on behalf of Debtor with respect to the Collateral is accurate and complete in all material respects.

     (c) Debtor is lawfully possessed of ownership of the Collateral which exists on the date hereof and has full right, title and interest in all rights purported to be granted by it hereunder, and has full power and lawful authority to grant the liens in and on the Collateral hereunder.

     (d) This Agreement creates in favor of the Secured Parties a valid and enforceable lien on the Collateral, securing the payment and performance of all Obligations. Upon the filing of financing statement(s) covering the Collateral with the appropriate filing offices, all filings and recordings necessary to perfect such lien will have been duly made or taken.

     (e) Debtor is a corporation duly organized, validly existing and in good standing under the Laws of the state of its incorporation, has the power and authority and the legal right to own and operate its properties, to lease the properties it operates and to conduct its business, is duly qualified and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, and is in compliance with all Laws except to the extent that noncompliance does not have a Material Adverse Effect.

     (f) Debtor has the power and authority and the legal right to make, deliver and perform this Agreement and to authorize the execution, delivery and performance of this Agreement. Except as contemplated herein, no consent or authorization of, filing with, or other act by or in respect of any Governmental Authority, is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement. This Agreement has been duly executed and delivered by Debtor, and constitutes a legal, valid and binding obligation of Guarantor, enforceable against Debtor in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

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     (g)  The execution, delivery, and performance by Debtor of this Agreement and compliance with the provisions hereof have been duly authorized by all requisite action on the part of Debtor and do not and will not (i) violate or conflict with, or result in a breach of, or require any consent, except where such violation, conflict, breach or failure to obtain consent would not have a Material Adverse Effect, under (A) any Organization Documents of Debtor or any of its Subsidiaries, (B) any applicable Laws, rules, or regulations or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or (C) any Contractual Obligation of Debtor or any of its Subsidiaries or by which any of them or any of their property is bound or subject, (ii) constitute a default under any such agreement or instrument, except where such default would not have a Material Adverse Effect, or (iii) result in, or require, the creation or imposition of any Lien on any material portion of the properties of Debtor or any of its Subsidiaries other than pursuant hereto.

     (h) No litigation, investigation or proceeding of or before an arbitrator or Governmental Authority is pending or, to the best knowledge of Debtor, threatened by or against Debtor or any of its Subsidiaries or against any of their properties or revenues which, if determined adversely, could have a Material Adverse Effect.

     (i) The execution, delivery and performance by Debtor of this Agreement does not constitute, to the best knowledge of Debtor, a "fraudulent conveyance," "fraudulent obligation" or "fraudulent transfer" within the meanings of the Uniform Fraudulent Conveyances Act or Uniform Fraudulent Transfer Act, as enacted in California.

     (j) The offices where Debtors keep their records concerning the Collateral ("Records") are located at the addresses set forth on Schedule 1 hereto.
  -------                                             ----------

     5. Covenants and Agreements of Each Debtor. In addition to all covenants and agreements of each Debtor set forth in any other Loan Document to which it may be a party, which are incorporated herein by this reference, each Debtor hereby agrees, at no cost or expense to Administrative Agent or any of the Secured Parties:

     (a) Subject to Debtor's right to make Dispositions of the type permitted under Section 7.04 of the Credit Agreement, to do all acts that may be necessary to maintain, preserve and protect the Collateral and the priority and perfected nature of the security interest of Administrative Agent for the benefit of the Secured Parties therein.

     (b) Not to use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement, any other agreement with Administrative Agent and/or the Secured Parties related hereto, or any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on each Debtor or affecting any of the Collateral or any contractual obligation affecting any of the Collateral, except, in each case, where such unlawful use or violations would not cause a Material Adverse Effect.

     (c) Except as permitted in the definition of Ordinary Course Liens in the Credit Agreement with respect to contested Liens, to pay promptly when due all taxes, assessments, charges, encumbrances and obligations secured by Liens now or hereafter imposed upon or affecting any Collateral.

     (d) To appear in and defend any action or proceeding which may affect its title to or Administrative Agent's interest on behalf of the Secured Parties in the Collateral.

     (e) Not to surrender or lose possession of (other than to Administrative Agent), sell, encumber, lease, rent, or otherwise dispose of or transfer any Collateral or right or interest therein except as permitted herein or in the other Loan Documents, and to keep the Collateral free of all levies and security interests or other Liens or charges except as permitted by the Credit Agreement; provided, however, that, unless an Event of Default shall have
           --------  -------
occurred and be continuing, each Debtor may, in the ordinary course of business, sell or lease any Collateral consisting of Inventory and any other Collateral as permitted under Section 7.04 of the Credit Agreement.

     (f) After the occurrence and during the continuance of an Event of Default, to account fully for and promptly deliver to Administrative Agent, in the form received, all proceeds of the Collateral received, all endorsed to Administrative Agent or in blank, as requested by Administrative Agent, and until so delivered all such documents, instruments, agreements and proceeds shall be held by each Debtor in trust for Administrative Agent for the benefit of the Secured Parties, separate from all other property of each Debtor.

     (g) To keep records of the Collateral which are accurate and complete in all material respects and to provide Administrative Agent and each of the Secured Parties with such records and such other reports and information relating to the Collateral as Administrative Agent or any Secured Party may reasonably request from time to time.

     (h) To give Administrative Agent 30 days prior written notice of any change in any Debtor's chief place of business, any Debtor's state of incorporation or legal name or trade name(s) or style(s) referred to in Paragraph 10 below.

     (i) To keep the records concerning the Collateral at the location(s) referred to in Paragraph 10 below and not to remove such records from such location(s) without the prior written consent of Administrative Agent.

     (j) To keep the Collateral in good condition and repair and not to cause or permit any waste or unusual or unreasonable depreciation of the Collateral.

     (k) To notify Administrative Agent promptly, in reasonable detail, (i) of any material claim made or asserted against any material portion of the Collateral by any person; and (ii) of any event not related to the Subsidiaries' business which is reasonably expected to have a material adverse effect on the security interest hereunder, the value of the Collateral or the ability of the Secured Parties to dispose of the Collateral or the rights and remedies of the Secured Parties.

     (l) At the expense of each Debtor, to promptly execute and deliver all further instruments and documents, and take all further action that may be necessary or, in the reasonable opinion of Administrative Agent, desirable, in order to perfect the liens granted or purported to be granted hereby or to enable Administrative Agent to exercise and enforce its rights and remedies hereunder and execute and file such financing or continuation statements, or amendments thereto, and such other instruments, endorsements or notices, as may be necessary or, in the reasonable opinion of Administrative Agent, desirable, in order to perfect and preserve the Liens granted or purported to be granted hereby.

     (m) To authorize Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of each Debtor where permitted by law.

     (n) To pay all filing, registration and recording fees or refiling, re-registration and re-recording fees, and all expenses incident to the execution and acknowledgement of this Agreement, any agreement supplemental hereto and any instruments of further assurance, and all federal, state, county and municipal stamp taxes and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Agreement, any agreement supplemental hereto and any instruments of further assurance.

     (p) To notify Administrative Agent upon the creation, possession or ownership of any Collateral with respect to which the Lien of the Administrative Agent is not automatically perfected.

     (q) To keep the Collateral at the location(s) referred to in Paragraph 10 below and at new restaurants from time to time opened (provided that Borrower shall immediately notify Administrative Agent of any new restaurant located in a state not referred to in Paragraph 10) and, subject to Debtor's right to make Dispositions of the type permitted under Paragraph 5(e) of this Agreement, not to remove the Collateral from such location(s) without the prior written consent of Administrative Agent.

     6. Authorized Actions by Administrative Agent. Each Debtor hereby agrees that:

     (a) From time to time, without presentment, notice or demand, and without affecting or impairing in any way the rights of Administrative Agent with respect to the Collateral, the obligations of Debtors hereunder or the Obligations, Administrative Agent may, but shall not be obligated to and shall incur no liability to any Debtor, any Secured Party or any third party for failure to take any action which a Debtor is obligated by this Agreement to do and to exercise such rights and powers as a Debtor might exercise with respect to the Collateral.

     (b) To the extent permitted by applicable Law, Administrative Agent may execute in its own name or in the name of each Debtor and file one or more financing statements describing the Collateral in such jurisdictions as deemed appropriate by Administrative Agent from time to time.

     (c) Administrative Agent may file photostatic or other copies of financing statements signed or authenticated by each Debtor or of this Agreement in such jurisdictions as deemed appropriate by Administrative Agent from time to time.

     (d) each Debtor hereby irrevocably appoints Administrative Agent as its attorney-in-fact to exercise after the occurrence and during the continuance of an Event of Default such rights and powers, including without limitation, to collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral.

     (e) Enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral.

     (f)  Insure, process and preserve the Collateral.

     (g)  Transfer the Collateral to its own or its nominee's name.

     (h) Make any compromise or settlement, and take any action it deems advisable, with respect to the Collateral.

     (i) Subject to the provisions of Paragraph 8 below, notify any obligor on any Collateral to make payment directly to Administrative Agent.

provided, however, that Administrative Agent may take the actions listed in
--------  -------
paragraphs (e) through (i), inclusive, above only after the occurrence and during the continuance of an Event of Default.

     Each Debtor hereby grants to Administrative Agent for the benefit of the Secured Parties an exclusive, irrevocable power of attorney, with full power and authority in the place and stead of each Debtor to take all such action permitted under this Paragraph 6. Each Debtor agrees to reimburse
Administrative Agent upon demand for any reasonable costs and expenses, including, without limitation, attorneys' fees, Administrative Agent may incur while acting as each Debtor's attorney-in-fact hereunder, all of which reasonable costs and expenses are included in the Obligations secured hereby.
It is further agreed and understood between the parties hereto that such care as Administrative Agent gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Collateral when in Administrative Agent's possession; provided, however, that Administrative Agent shall not be required to make any presentment, demand or protest, or give any notice and need not take any action to preserve any rights against any prior party or any other person in connection with the Obligations or with respect to the Collateral.

     7. Remedies. Upon the occurrence and during the continuance of an Event of Default, Administrative Agent may, after notice to Borrower (except in the case of paragraph (g) below) and in addition to all rights and remedies available to Administrative Agent and the Secured Parties with respect to the Obligations, at law, in equity or otherwise, do any one or more of the following:

     (a) Foreclose or otherwise enforce Administrative Agent's security interest in any manner permitted by law or provided for in this Agreement.

     (b) Sell, lease or otherwise dispose of any Collateral at one or more public or private sales at Administrative Agent's place of business or any other place or places, including, without limitation, any broker's board or securities exchange, whether or not such Collateral is present at the place of sale, for cash or credit or future delivery, on such terms and in such manner as Administrative Agent may reasonably determine.

     (c) Recover from each Debtor all reasonable costs and expenses, including, without limitation, reasonable attorneys' fees (including the allocated cost of internal counsel), incurred or paid by Administrative Agent or any Secured Party in exercising any right, power or remedy provided by this Agreement.

     (d) Require each Debtor to assemble the Collateral and make it available to Administrative Agent at a place to be designated by Administrative Agent.

     (e) Enter onto property where any Collateral is located and take possession thereof with or without judicial process.

     (f) Prior to the disposition of the Collateral, store, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent Administrative Agent deems appropriate and in connection with such preparation and disposition, without charge, use any trademark, tradename, copyright, patent or technical process used by each Debtor.

     (g) Apply cash proceeds resulting from the collection, liquidation, sale, lease or other disposition of the Collateral for the following purposes and in the following order:

          (i) First, to the payment of (A) all costs and expenses relating to the sale of the Collateral and collection of amounts owing hereunder, including reasonable attorneys' fees of the Secured Parties (including the allocated cost of the Secured Parties' inhouse counsel), and disbursements of the Secured Parties for services rendered in good faith in connection therewith or in connection with any proceeding to sell if a sale if not completed and (B) all charges, expenses and advances reasonably incurred or made by the Secured Parties in order to protect the lien of this Agreement or the security afforded hereby;

          (ii)   Second, to the payment in full of all Obligations; and

          (iii) Third, the balance, if any, shall be paid to Debtors or to such other person as shall be lawfully entitled to receive such surplus (as determined by a court of competent jurisdiction, if such procedure is available under applicable law).

     Each Debtor shall be given ten (10) Business Days' prior notice of the time and place of any public sale or of the time after which any private sale or other intended disposition of Collateral is to be made, which notice each Debtor hereby agrees shall be deemed reasonable notice thereof. Upon any sale or other disposition pursuant to this Agreement, Administrative Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral or portion thereof so sold or disposed of. Each purchaser at any such sale or other disposition (including Administrative Agent) shall hold the Collateral free from any claim or right of whatever kind, including any equity or right of redemption of each Debtor and each Debtor specifically waives (to the extent permitted by law) all rights of redemption, stay or appraisal which it has or may have under any rule of law or statute now existing or hereafter adopted.

     8.   Collection of Collateral Payments.

     (a) Each Debtor shall, at its sole cost and expense, endeavor to obtain payment, when due and payable, of all sums due or to become due with respect to any Collateral ("Collateral Payments" or a "Collateral Payment"), including,
                 -------------------        ------------------
without limitation, the taking of such action with respect thereto as Administrative Agent or any Secured Party may reasonably request, or, in the absence of such request, as each Debtor may reasonably deem advisable; provided,
                                                                       --------
however, that each Debtor shall not, without the prior written consent of
-------
Administrative Agent and the Secured Parties, grant or agree to any rebate, refund, compromise or extension with respect to any Collateral Payment or accept any prepayment on account thereof, except, in all cases referred to in this sentence, in the ordinary course of business. After the occurrence and during the continuance of an Event of Default, upon the request of Administrative Agent at the direction of all the Secured Parties, each Debtor will notify and direct any party who is or might become obligated to make any Collateral Payment, to make payment thereof to such accounts as Administrative Agent may direct in writing and to execute all instruments and take all action required by Administrative Agent to ensure the rights of Administrative Agent for the benefit of the Secured Parties in any Collateral subject to the Federal Assignment of Claims Act of 1940, as amended.

     (b) Upon the request of Administrative Agent, which request will be made only following the occurrence and during the continuance of a Default or Event of Default, each Debtor will, forthwith upon receipt, transmit and deliver to Administrative Agent, in the form received, all cash, checks, drafts and other instruments for the payment of money (properly endorsed where required so that such items may be collected by Administrative Agent) which may be received by each Debtor at any time as payment on account of any Collateral Payment and if such request shall be made, until delivery to Administrative Agent, such items will be held in trust for Administrative Agent and the Secured Parties and will not be commingled by each Debtor with any of its other funds or property. Thereafter, Administrative Agent is hereby authorized and empowered to endorse the name of any Debtor on any check, draft or other instrument for the payment of money received by Administrative Agent on account of any Collateral Payment if Administrative Agent believes such endorsement is necessary or desirable for purposes of collection.

     (c) Each Debtor will indemnify and save harmless Administrative Agent from and against all reasonable liabilities and expenses on account of any adverse claim asserted against Administrative Agent relating to any moneys received by Administrative Agent on account of any Collateral Payment except to the extent such liabilities or expenses were caused by Administrative Agent's gross negligence or willful misconduct, and such obligation of each Debtor shall continue in effect after and notwithstanding the discharge of each Debtor Obligations and the release of the security interest granted in Paragraph 2 above.

     9.   Additional Covenants Regarding Intellectual Property Collateral.

     (a) Unless it shall either reasonably and in good faith determine that such Collateral is of negligible economic value to each Debtor or that there is a valid purpose to do otherwise, each Debtor will not:

          (1) (i) Fail to continue to use any material portion of the Trademark Collateral in order to maintain all of the Trademark Collateral in full force free from any claim of abandonment for non-use, (ii) fail to maintain as in the past the overall quality of products and services offered under all of the Trademark Collateral, or (iii) do or permit any act or knowingly omit to do any act whereby any material portion of the Trademark Collateral may lapse or become invalid or unenforceable; or

          (2) Do or permit any act or knowingly omit to do any act whereby any material portion of the Trade Secrets Collateral may lapse or become invalid or unenforceable or placed in the public domain except upon expiration of the end of an unrenewable term of a registration thereof.

     (b) Each Debtor shall notify Administrative Agent immediately if it knows, or has reason to know, that any application or registration relating to any material item of the Intellectual Property Collateral may become abandoned or dedicated to the public or placed in the public domain or invalid or unenforceable, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court) regarding each Debtor's ownership of any of the Intellectual Property Collateral, its right to register the same or to keep and maintain and enforce the same.

     (c) In no event shall any Debtor or any of its agents, employees, designees or licensees file an application for the registration of any Intellectual Property Collateral with the United States Patent and Trademark Office, unless it promptly informs Administrative Agent, and upon request of Administrative Agent, executes and delivers any and all agreements, instruments, documents and papers as Administrative Agent may reasonably request to evidence Administrative Agent's security interest in such Intellectual Property Collateral and the goodwill and general intangibles of each Debtor relating thereto or represented thereby.

     (d) Each Debtor shall, contemporaneously herewith, execute and deliver to Administrative Agent agreements in the form of Exhibit A hereto, and shall
                                               ---------
execute and deliver to Administrative Agent any other document required to acknowledge or register or perfect Administrative Agent's security interest in any part of the Intellectual Property Collateral.

     (e) Each Debtor hereby grants to the Secured Parties a present, irrevocable, paid-up royalty-free world wide and non-exclusive license under all Intellectual Property Collateral owned by each Debtor or licensed to each Debtor with the right, after the occurrence and during the continuance of an Event of Default, to sublicense to make, have made, reproduce, have reproduced, prepare derivative works of, perform, or display (publicly or otherwise) or otherwise use, sell, lease or distribute any products or processes, except Intellectual Property Collateral as to which the Secured Parties have a perfected security interest that permits exercise of the remedies set forth herein upon an Event of Default. After the occurrence and during the continuance of an Event of Default, the Secured Parties shall have the right to sublicense (with the right of any sublicensee to grant further sublicenses) or unconditionally assign such license without each Debtor's consent, limited only in the case of licenses to each Debtor of intellectual property owned by unaffiliated third parties to the extent permitted in the applicable license. Such license may be subject to the payment of royalties by each Debtor to third parties.

     10. Place of Business; Collateral Location; Records Location. Borrower represents that its chief place of business is at its address set forth on
Schedule 10.02 to the Credit Agreement.  Each other Debtor represents that its
--------------
chief place of business is as set forth on Schedule 1 attached hereto.  All
                                           ----------
Debtors represent that the only trade name(s) currently used by them are set forth on Schedule 1; and that, except as otherwise disclosed to Administrative
         ----------
Agent in writing on or prior to the date hereof, the Collateral and each Debtor's records concerning the Collateral are located at the locations listed on Schedule 1.

     11. Waiver of Hearing. Each Debtor expressly waives any constitutional or other right to a judicial hearing prior to the time Administrative Agent takes possession or disposes of the Collateral upon the occurrence of an Event of Default.

     12. Cumulative Rights. The rights, powers and remedies of Administrative Agent and any of the Secured Parties under this Agreement shall be in addition to all rights, powers and remedies given to Administrative Agent and any of the Secured Parties by virtue of any statute or rule of law, the Credit Agreement, the Loan Documents or any other agreement, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing Administrative Agent's and any of the Secured Parties' security interest in the Collateral.

     13. Waiver. Any forbearance or failure or delay by Administrative Agent in exercising any right, power or remedy shall not preclude the further exercise thereof, and every right, power or remedy of Administrative Agent or any of the Secured Parties shall continue in full force and effect until such right, power or remedy is specifically waived in a writing executed by Administrative Agent or such other Secured Party, as applicable. Each Debtor waives any right to require any Secured Party to proceed against any person or to exhaust any Collateral or to pursue any remedy in such Secured Party's power.

     14. Setoff. Each Debtor agrees that each Secured Party may exercise its rights of setoff with respect to the Obligations in the same manner as if the Obligations were unsecured.

     15.  Continuing Assignment and Security Interest; Transfer of Obligations.

     (a) This Agreement shall create a continuing assignment of and security interest in the Collateral and shall remain in full force and effect until payment in full of all Obligations, be binding upon each Debtor, their successors and assigns, and inure, together with the rights and remedies of Secured Parties hereunder, to the benefit of Secured Parties and their successors, transferees and assigns.

     (b) To the extent permitted in the Credit Agreement, Administrative Agent may assign or otherwise transfer its rights and obligations under the Loan Documents to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to Administrative Agent herein or otherwise, all as provided in, to the extent provided in, and to the extent set forth in, the Credit Agreement. No Debtor may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Administrative Agent.

     16.  Attorney Costs and Expenses.  Each Debtor jointly and severally agrees
(a) to pay or reimburse Administrative Agent and each other Secured Party for all reasonable costs and expenses incurred in connection with the enforcement or attempted enforcement, or preservation of any rights under any this Agreement, and any other documents prepared in connection herewith or therewith, or in connection with any refinancing, or restructuring of any such documents in the nature of a "workout" or of any insolvency or bankruptcy proceeding, including reasonable Attorney Costs. The foregoing costs and expenses shall include all reasonable search, filing, recording, and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by Secured Parties and the cost of independent public accountants and other outside experts retained by Secured Parties. Any amount payable by Borrower under this Section shall bear interest from the 30th day following the date of demand for payment at the Default Rate, unless waived by Administrative Agent. The agreements in this Section shall survive repayment of all Obligations.

     17. Appointment of Administrative Agent. Pursuant to Section 9 of the Credit Agreement, each Secured Party has appointed Administrative Agent as its agent under the Loan Documents (as defined in the Credit Agreement to include, without limitation, this Agreement), and Administrative Agent has accepted such appointment. Administrative Agent shall act as secured party, agent, bailee and custodian for the exclusive benefit of the Secured Parties with respect to the Collateral (as defined below). Administrative Agent agrees that Administrative Agent will act with respect to the Collateral for the exclusive benefit of the Secured Parties and is not, and shall not at any time in the future be, in any manner or to any extent, subject to the direction or control of each Debtor except as expressly permitted hereunder, under the other Loan Documents or as required by law.

     18. Additional Debtors. From time to time, additional Subsidiaries of Borrower may become parties hereto as additional Debtors (each, an "Additional
                                                                    ----------
Debtor"), by executing and delivering to the Administrative Agent a Joinder
------
Agreement substantially in the form of Exhibit I to the Credit Agreement,
                                       ---------
accompanied by a supplement to Schedule 1 hereto and such other documentation as
                               ----------
Administrative Agent may reasonably require in connection therewith, wherein such Additional Debtors agree to become a party hereto and to be bound hereby. Upon delivery of such Joinder Agreement to and acceptance thereof by Administrative Agent, notice of which is hereby waived by Debtors, each such Additional Debtor shall be as fully a party hereto as if such Additional Debtor were an original signatory hereto. Each Additional Debtor shall be deemed to have made the representations and warranties set forth in Paragraph 2 of this Agreement as of the date of its joinder. Each Debtor expressly agrees that its Secured Obligations and the Liens upon its property granted herein shall not be affected or diminished by the addition or release of Additional Debtors hereunder, nor by any election of Secured Parties not to cause any other Subsidiary of Borrower to become an Additional Debtor hereunder. This Agreement shall be fully effective as to any Debtor who is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Debtor hereunder.

     19. Extent of Obligations. Each Debtor hereby agrees that its obligations hereunder are independent of the obligations of each other Debtor, and a separate action or actions may be brought and prosecuted against each Debtor whether or not action is brought against another Debtor and whether or not any Debtor is joined in any such action or actions. Each Debtor hereby further agrees that from time to time, without notice or demand and without affecting or impairing in any way the rights of the Secured Parties with respect to the Collateral or the obligations of each Debtor hereunder, the Secured Parties may
(a) renew, compromise, extend, accelerate or change the time for payment or the terms of the Obligations, or any part thereof, (b) exchange, enforce, waive, release, apply and direct the order or manner of sale of any and all collateral for the obligations, including, without limitation, the Collateral, all as provided herein, and/or (c) release or substitute any Debtor, endorsers and guarantors. Each Debtor waives any right to require the Secured Parties to (i) proceed against any other Debtor, or (ii) proceed against or exhaust any security of any other Debtor held for its obligations, or (iii) pursue any other remedy whatsoever. Each Debtor waives any defense (other than payment in full of the Obligations) based upon or arising out of any defense of any other Debtor, including, without limitation, any defense based on or arising out of the disability or the cessation of liability of any Debtor or any other person, or the unenforceability of any other Debtor's obligations under any Loan Document or any part thereof from any cause. Each Debtor agrees that the Secured Parties may proceed against all or any portion of the Collateral for all or any portion of the Obligations, as the Secured Parties may elect, without regard to marshalling. Each Debtor acknowledges and agrees that the Secured Parties may foreclose on any security held by it by one or more judicial or nonjudicial sales, or exercise any right or remedy it may have against any other Debtor or security held by it for the Obligations, without affecting or impairing in any way the rights of the Secured Parties with respect to the Collateral or the obligations of each Debtor hereunder. Each Debtor waives any defense arising out of any such election by the Secured Parties, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of each Debtor against any other Debtor or any such security. Until all Obligations shall have been paid in full, each Debtor shall not have any right of subrogation, and each Debtor waives any right to enforce any remedy which the Secured Parties now have or may hereafter have against each other Debtor and Subsidiary, and waives any benefit of, and any right to participate in any security now or hereafter held by the Secured Parties. Each Debtor further assumes all responsibility for being and keeping itself informed of each other Debtor's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risk which each Debtor assumes and incurs hereunder, and agrees that the Secured Parties shall have no duty to advise each Debtor of information known to them regarding such circumstances or risks.

     20. Intellectual Property Collateral. For purposes of this Agreement, the following capitalized terms shall have the following meanings:

     "Computer Hardware and Software Collateral" means all of each Debtor's
      -----------------------------------------
right, title and interest in all now existing and hereafter created or acquired:

     (a) Computer and other electronic data processing hardware, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware;

     (b) Except to the extent that the grant of a security interest hereunder would cause a breach or default thereunder, software programs (including both source code, object code and all related applications and data files), whether owned, licensed or leased, designed for use on the computers and electronic data processing hardware described in subparagraph (a) above;

     (c)  Firmware associated therewith;

     (d) Documentation (including flow charts, logic diagrams, manuals, guides and specifications) with respect to such hardware, software and firmware described in subparagraph (a) through (c) above; and

     (e) Rights with respect to all of the foregoing, including, without limitation, any and all of each Debtor's copyrights, licenses, options, warranties, service contracts, program services, test rights, renewal rights and indemnifications and any substitutions, replacements, additions or model conversions of any of the foregoing.

     "Trademark Collateral" means all of each Debtor's right, title and interest
      --------------------
in now existing and hereafter created or acquired:

     (a) Trademarks, trade names, corporate names, business names, fictitious business names, trade styles, service marks, certification makers, collective marks, logos, other source of business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of a like nature (all of the foregoing items in this clause (a) being collectively called a "Trademark"), now existing in the United States or hereafter adopted or
          ---------
acquired, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office;

     (b)  Trademark licenses;

     (c) Reissues, extensions or renewals of any of the items described in clauses (a) and (b);
-----------     ---

     (d) The goodwill of the business of each Debtor connected with the use of, and symbolized by the items described in, clauses (a) and (b), and
                                          -----------     ---

     (e) Proceeds of, and rights of each Debtor associated with, the foregoing, including any claim by each Debtor against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license, or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark license.

     "Trade Secrets Collateral" means common law and statutory trade secrets and
      ------------------------
all other confidential or proprietary or useful information and all know-how obtained by or used in or contemplated at any time for use in the business of each Debtor (all of the foregoing being collectively called a "Trade Secret"),
                                                               ------------
whether or not such Trade Secret has been reduced to a writing or other tangible form including all documents and things embodying, incorporating or referring in any way to such Trade Secret, all Trade Secret licenses, including the right to sue for and to enjoin and to collect damages for the actual or threatened misappropriation of any Trade Secret and for the breach or enforcement of any such Trade Secret license.

     EXECUTED as of the day and year first above written.

                                     "Debtors"

                                     CALIFORNIA PIZZA KITCHEN, INC.


                                     By         H.G. Carrington, Jr.
                                       ---------------------------------------
                                                 H. G. Carrington, Jr.
                                               Executive Vice President,
                                         Chief Financial Officer and Secretary


                                     CPK MANAGEMENT COMPANY

                                     By         H.G. Carrington, Jr.
                                       ---------------------------------------
                                                 H. G. Carrington, Jr.
                                                Chief Financial Officer
                                                     and Secretary


                                     CALIFORNIA PIZZA KITCHEN
                                     OF ILLINOIS, INC.


                                     By             Larry S. Flax
                                       ---------------------------------------
                                                    Larry S. Flax
                                               Secretary and Treasurer


                                     BANK OF AMERICA, N.A.,
                                     as Administrative Agent

                                     By:          Patrick W. Zetzman
                                       ---------------------------------------
                                                  Patrick W. Zetzman
                                                    Vice President